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                                                                   Exhibit 10.23


                              FIRST LEASE AMENDMENT

     This First Lease Amendment (this "AMENDMENT") is made and entered into as of May 5, 2003, by and between SAN TOMAS PROPERTIES, LLC, a Delaware limited liability company ("LANDLORD"), and AKAMAI TECHNOLOGIES, INC., a Delaware corporation ("TENANT"), with reference to the following facts.

     A. Landlord and Tenant entered into that certain Office Lease dated as of June 30, 2000 (the "ORIGINAL LEASE"), as supplemented by that certain Notice of Lease Term Dates dated December 21, 2000 (the "NOTICE OF LEASE TERM DATES") (the Original Lease and the Notice of Lease Term Dates together shall be referred to herein as the "LEASE"), for the lease by Tenant of certain premises located at 2800 and 2860 San Tomas Expressway, Santa Clara, California, as such leased premises are more particularly described in the Lease. All capitalized terms referred to herein shall have the same meaning provided in the Original Lease, except where expressly provided to the contrary in this Amendment.

     B. The parties desire to amend the Lease to make certain modifications to the rent payable thereunder from and after January 1, 2004 (the "EFFECTIVE DATE") and to shorten the Lease Term and make certain other changes on the terms and conditions set forth in this Amendment.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

     1. Change in Base Rent. Section 4 of the Summary of Basic Lease Information in the Original Lease is hereby amended, for the period from and after the Effective Date, to provide that the annual Base Rent shall be $1,445,649.96, and the monthly Base Rent shall be $120,470.83, which Tenant agrees to pay in advance on the first day of each month from and after the Effective Date for the remainder of the Lease Term in accordance with the Lease, as amended hereby. Prior to the Effective Date, Tenant shall continue to pay monthly Base Rent as provided in the Lease.

     2. Direct Expenses. For the period commencing on the Effective Date, Tenant shall not have to pay Tenant's Share of Direct Expenses as required under Sections 4.1, 4.3, 4.3.1, 4.4, 4.4.1, and 4.4.2 of the Original Lease. For the period prior to the Effective Date, Tenant shall continue to pay Tenant's Share of Direct Expenses as provided in the Lease. With respect to the period from and after the Effective Date, Tenant's right to inspect Landlord's books and records regarding the Direct Expenses is deleted and of no force and effect. Tenant acknowledges and agrees that it will not have any right to inspect, examine or review Landlord's books and records including, without limitation, any books and records regarding Direct Expenses, with respect to the period from and after the Effective Date. With respect to the period from and after the Effective Date, Landlord will not have to provide Tenant with any annual Statement of Direct Expenses under Section 4.4.1 of the Original Lease or with any Estimated Statement of Direct Expenses under Section 4.4.2 of the Original Lease.


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     3. Reduction of Term. The Lease Term was scheduled to expire September 30,
2010. The Lease is hereby amended to provide that the Lease Term shall expire August 31, 2007 and that the term "Lease Expiration Date" shall mean August 31, 2007. Tenant acknowledges and agrees that it does not have any right or option to extend or renew the Lease Term beyond August 31, 2007.

     4. Landlord's Early Termination. Landlord shall have the right, at any time and from time to time, to accelerate the expiration of the Lease Term, as amended hereby, without cause, default or breach by Tenant and without any payment or other consideration to Tenant, as to all or any part of the Premises, after not less than thirty (30) days prior written notice to Tenant, unless the early termination would include any portion of that portion of the existing Premises located at the first floor of 2800 San Tomas Expressway consisting of approximately 6,000 square feet where Tenant's data center is currently located, as outlined in Exhibit A attached hereto (the "DATA CENTER PORTION"), in which case Landlord must provide at least ninety (90) days prior written notice to accelerate the expiration of the Lease Term for any portion of the Data Center Portion; provided, however, that for any such notice to be effective, Landlord must also deliver to Tenant, concurrently with any such notice, a copy of the consent of Landlord's lender, Wells Fargo Bank Minnesota, N.A., as Trustee for the Registered Holders of Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2000-Fl1 ("LENDER") to such early termination. If Landlord accelerates the expiration of the Lease Term for a portion but not all of the Premises, Landlord shall still have the right to accelerate the expiration of the Lease Term for all or part of the remaining portion of the Premises one or more occasions as provided above. If the expiration of the Lease Term for less than all of the Premises is accelerated by Landlord as provided above, the monthly Base Rent shall be lowered to reflect the reduced size of the Premises with the reduced monthly Base Rent calculated at the monthly rate of $1.25 per square foot of rentable area in the then reduced size of the Premises effective as of the date of such partial termination. Upon the request of any party or Lender, the parties shall enter into an amendment of the Lease, as amended hereby, in a form reasonably satisfactory to the parties and Lender, to reflect such change, but the failure of the parties to execute such amendment shall not impair or delay Landlord's right to accelerate the expiration of the Lease Term as to all or any part of the Premises. Nothing herein shall limit or impair Landlord's right to terminate the Lease, as amended hereby, or exercise any other right or remedy, in connection with any default by Tenant under the Lease, pursuant to the terms and conditions of the Lease, as amended hereby

     5. Modification Fee. The parties acknowledge that signed but undated originals of this Amendment are being delivered into escrow on the date hereof with Chicago Title Insurance Company, 711 Third Avenue, 5th Floor, New York, New York 10017 (212) 880-1203 ("ESCROW AGENT"), and that this Amendment shall only be deemed effective and binding upon the parties in the event that all conditions to the delivery of this Amendment set forth in Section 12 below are fully satisfied on or before 5:00 p.m. Eastern Standard Time, on April 28, 2003 (the "OUTSIDE Date"). As a material inducement for Landlord to enter into this Amendment, Tenant shall deliver to Escrow Agent, for delivery as set forth in
Section 12 below, a lump sum of $8,804,307.00 (the "MODIFICATION FEE") as provided in Sections 5.1 and 5.2 below. In consideration for Landlord's willingness to enter into this Amendment, effective upon satisfaction of each the conditions set forth in Section 12 (the "CLOSING"), Tenant hereby releases any and all claims to the Modification Fee. Tenant acknowledges that the Modification Fee will


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not be applied or credited against any other sums due under the Lease, as amended hereby. IN CONSIDERATION FOR LANDLORD'S WILLINGNESS TO ENTER INTO THIS AMENDMENT AND SPECIFICALLY FOR LANDLORD'S WILLINGNESS TO SHORTEN THE TERM AND FORGIVE A PORTION OF TENANT'S RENTAL OBLIGATION FROM AND AFTER THE EFFECTIVE DATE AS PROVIDED HEREIN, EFFECTIVE AS OF THE CLOSING, TENANT HEREBY RELEASES ANY AND ALL CLAIMS TO THE "MODIFICATION FEE."

                         ------------------------------
                                TENANT'S INITIALS

     5.1 Cash Payment. On or before the Outside Date, Tenant shall deliver to Escrow Agent, for delivery pursuant to Section 12 below, the sum of $3,022,467.00 by a cashier's check made payable to Landlord or a wire transfer in accordance with instructions from Landlord (the "CASH PAYMENT").

     5.2 Original Letter of Credit. Tenant has previously delivered to Landlord a L-C (as defined in Section 21.1 of the Original Lease) in the amount of $5,781,840 issued by Chase Manhattan Bank (the "ORIGINAL L-C"), which has not yet been drawn upon by Landlord. As part of the Modification Fee, effective upon the Closing, Tenant hereby releases, any and all claims to the Original L-C made by Tenant under the Lease. Tenant authorizes Lender to draw upon the Original L-C prior to the Outside Date in full and retain the proceeds thereof as a portion of the Modification Fee; provided, however, that if for any reason the conditions set forth in Section 12 below are not satisfied prior to the Outside Date and the Closing does not occur, then Landlord and Lender shall continue to hold the cash proceeds of the Original L-C as the deposit under the Lease. Notwithstanding anything to the contrary in the Lease including, without limitation, Section 21.1.2 of the Original Lease, the Original L-C may be drawn in full at any time and the proceeds retained by Landlord and Lender as its property in partial consideration of its agreement to amend the Lease under the terms of this Amendment. Tenant covenants and agrees to cooperate with Landlord and Lender its efforts to draw on the Original L-C and to execute any other documents or instruments requested by Landlord or Lender or the issuer of the Original L-C to drawn and release the full amount of the Original L-C to Landlord; provided, however, that if for any reason the conditions set forth in
Section 12 below are not satisfied prior to the Outside Date, the Closing does not occur and this Amendment is not effective, then Landlord and Lender shall continue to hold the cash proceeds of the Original L-C as the deposit under the Lease.

     6. New Letter of Credit. As a further material inducement for Landlord to enter into this Amendment, Tenant, at its expense, shall deliver to Escrow Agent, on or before the Outside Date, an unconditional, clean, irrevocable new letter of credit in the amount of $722,730.00 (the "NEW L-C"), in favor of Lender. The New L-C shall be issued by same issuing bank and in the form of the Original L-C described in Section 21.1.1 of the Original Lease (modified to accommodate the new amount). Landlord (and Lender) shall hold and use the New L-C as security for the faithful performance by Tenant of all of the terms, covenants, and conditions of the Lease, as amended hereby, to be kept and perform by Tenant during the Lease Term, as amended hereby. All of the provisions of Section 21.1.2 of the Original Lease shall apply to the New L-C with all references in the Original Lease to L-C to mean the New L-C.


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     7. Events of Bankruptcy. In the event that an "Event of Bankruptcy," as that term is defined below, shall occur within ninety (90) days following the Outside Date and Landlord is thereafter required to disgorge to Tenant any portion of the Modification Fee or New L-C received pursuant to this Amendment for any reason, including, without limitation, an action brought under the Bankruptcy Code, the Landlord shall have the choice of either: (i) treating the Amendment as void ab initio, and restoring the parties to their respective positions as if this Amendment had never been entered into (including the Landlord refunding to Tenant any portion of the Modification Fee not otherwise disgorged, but less an amount necessary for Landlord to hold an amount equal to the Original L-C), or (ii)retaining the portion of the Modification Fee not disgorged and treating the Amendment as fully in effect. Landlord shall make such election within thirty (30) days of receipt of written notice of an Event of Bankruptcy. For purposes of this Amendment, an "EVENT OF BANKRUPTCY" shall mean a general assignment by Tenant for the benefit of creditors, or the filing by or against Tenant under an insolvency or bankruptcy law (including, without limitation, a filing of any voluntary or involuntary petition for relief under any chapter of the United States Bankruptcy Code), or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant, or any execution or other judicially authorized seizure of all or substantially all of Tenant's assets located upon the Leased Premises or of Tenant's interest in the Lease, as amended hereby. Landlord and Tenant agree that the disgorgement of any portion of the Modification Fee or New L-C received pursuant to this Amendment for any reason or the avoidance in whole or in part of this Amendment, under any applicable law, including, but not limited to, chapter 5 of title 11 of the United States Code, shall be considered a breach of this Amendment by Tenant and shall entitle Landlord to seek the full amount of the Obligations (as defined below) from Tenant as damages resulting from the breach of this Amendment. "OBLIGATIONS" shall mean the full amount of damages which Landlord is entitled to in accordance with Article 19 of the Original Lease less any portion of the Modification Fee or New L-C which Landlord is irrevocably and unconditionally entitled to keep.

     8. Early Defaults. If Tenant defaults (after notice of such default and the expiration of the applicable cure period under the Lease, as amended hereby) under any monetary obligation under the Lease, as amended by this Amendment, prior to the Effective Date, then Landlord reserves the right, in its sole and absolute discretion, in addition to any other rights and remedies, to cancel this Amendment but not the Lease and restore the parties to their respective positions prior to this Amendment, including refunding any portion of the Modification Fee, less an amount necessary for Landlord to hold an amount equal to the Original L-C and any amount disgorged by any party due to an Event of Bankruptcy. Landlord shall make such election within thirty (30) days after the occurrence of any such monetary default and the expiration of the applicable cure period under the Lease, as amended hereby. If Landlord fails to exercise such right within said thirty (30) day period, then Landlord shall be deemed to have waived such right with respect to the applicable default, but not any other right or remedy.

     9. Miscellaneous.

          9.1 Advice of Counsel. Each of the parties to this Amendment acknowledges, represents and declares that, in executing this Amendment, it has relied solely upon its own judgment, belief and knowledge, and the advice and recommendation of its own independently selected counsel, concerning the nature, extent and duration of its rights and claims, and that


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neither has been influenced to any extent whatsoever in executing the same by any representations or statements made by any other Party or by a representative of another party. Further, each party acknowledges, represents and declares that it has carefully read this Amendment, knows the contents and executes the same voluntarily and without fraud, duress or undue influence. Each of the parties and their respective counsel have reviewed this Amendment, and the rule of construction to the effect that any ambiguities in an agreement are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment.

          9.2 No Warranty. Each of the parties to this Amendment acknowledge that no representation or promise of any kind or character has been made by anyone to induce the execution of this Amendment, except as stated within this Amendment, except as expressly provided in this Amendment.

          9.3 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties to this Amendment and their successors and/or assigns.

          9.4 Governing Law. This Amendment shall be governed under and interpreted in accordance with the laws of the State of California, without regard to any conflicts of laws provisions thereto. In the event any lawsuit is brought to enforce the terms of this Agreement, the parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the United States District Court for the Northern District of California, and the Superior and Municipal Courts of the State of California, Santa Clara County.

          9.5 Attorneys' Fees. If either party to the Amendment obtains a judgment against the other party in connection with a dispute arising under or in connection with this Amendment (whether in an action or through arbitration), such party shall be entitled to recover its court (or arbitration) costs, and reasonable attorneys' fees (including the reasonable value of in-house attorney services) and disbursements incurred in connection therewith and in any appeal or enforcement proceeding thereafter, in addition to all other recoverable costs. Any such attorneys' fees and other expenses incurred by a party in enforcing a judgment in its favor under this Amendment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Amendment and to survive and not be merged into any such judgment.

          9.6 Confirmation. Tenant acknowledges and agrees that: (a) Tenant is in sole possession of the Premises demised under the Lease; (b) all work, improvements and furnishings required by Landlord under the Lease have been completed and accepted by Tenant; (c) all free rent and any other concession required under the Lease have been granted, used and otherwise satisfied; and
(d) there are no defaults by Landlord and it has no offset, claim, recoupment or defense against the payment of rent and other sums and the performance of all obligations of Tenant under the Lease.

          9.7 Counterparts. This Amendment may be execute one or more counterparts, including any facsimile of same, each of which shall constitute an original, but all of which when


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taken together shall constitute one agreement. Any facsimile signature shall constitute a valid and binding method for a party to sign this Amendment.

          9.8 No Further Modification. Except as specifically set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail.

     10. Authority. Each party to this Amendment represents and warrants to the other that it is duly authorized to enter into this Amendment and perform its obligations and that the person signing on its behalf is duly authorized to sign on behalf of such party.

     11. Real Estate Brokers.

          11.1 Tenant represents and warrants to Landlord that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Amendment other than The Columbia Group ("TENANT'S BROKER"). Tenant agrees to pay Tenant's Broker a commission or other compensation due Tenant's Broker pursuant to a separate agreement between Tenant and Tenant's Broker. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all claims by any real estate broker or salesman (including Tenant's Broker) whom the Tenant authorized or employed, or acted by implication to authorize or employ, to act for Tenant in connection with this Amendment.

          11.2 Landlord represents and warrants to Tenant that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Amendment. Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all claims by any real estate broker or salesman (other than Tenant's Broker) whom the Landlord authorized or employed, or acted by implication to authorize or employ, to act for Landlord in connection with this Amendment.

     12. Escrow. Landlord and Tenant acknowledge and agree that the effectiveness and delivery of this Amendment are subject to receipt by Escrow Agent, on or prior to the Outside Date, of the following: (1) four fully executed counterpart originals of this Amendment, executed by Landlord and Tenant; (2) the Cash Payment, in immediately available federal funds, (3) the New L-C, (4) four fully executed counterpart originals of the documents in the form attached as Exhibit "B" to this Amendment, evidencing Landlord's lender's consent to this Amendment (collectively, the "LOAN AMENDMENTS"); (5) a letter from The Columbia Group to Landlord to the effect that it will look solely to Tenant in connection with any compensation or commission which may be owed to it in connection with this Amendment (the "BROKER LETTER"); and (6) confirmation by Landlord's lender that it has successfully drawn upon the Original L-C in full. If items (1) through (6) above have been received by Escrow Agent prior to 5:00 p.m. Eastern Standard Time on the Outside Date, then Escrow Agent is hereby irrevocably authorized, without the consent or further instruction from any other party, to do the following: (1) date the Amendment as of the date that the conditions set forth in clauses (1) through (6) above are satisfied and deliver two fully executed originals of this Amendment to Tenant, and one fully executed original of this Amendment to each of Landlord and Lender; (2) deliver the New L-C to


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Lender, (3) deliver two fully executed originals of the Loan Amendments to each of Landlord and Lender, (4) deliver the Broker Letter to Landlord, and (5) deliver the Cash Payment as follows: (i) $76,076 to Borrower, in accordance with wiring instructions from Borrower, and (ii) $2,946,391 to Lender in accordance with wiring instructions delivered by Lender If for any reason the items set forth in clauses (1) through (6) are not received by Escrow Holder on or before 5:00 p.m. Eastern Standard Time on the Outside Date, then Escrow Holder shall destroy this Amendment and the Loan Agreement Amendments, Escrow Agent shall return the New L-C and the Cash Payment to Tenant, Landlord and Lender shall continue to hold the Original L-C or the proceeds thereof as the security deposit under the Lease, and this Amendment shall be void ab initio, and the parties shall be restored to their respective positions as if this Amendment had never been entered into.

                      [This Space Intentionally Left Blank]


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     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

LANDLORD:                                         TENANT:

SAN TOMAS PROPERTIES, LLC, a                      AKAMAI TECHNOLOGIES, INC., a
Delaware limited liability company                Delaware corporation

By:  Divco West Group, LLC                        By:   /s/ Robert Cobuzzi
     a Delaware limited liability                 Name: Robert Cobuzzi
     company Its Agent                            Its:  Chief Financial Officer


     By:   /s/ Randall C. Single                  By:   /s/ Julie Bradley
     Name: Randall C. Single                      Name: Julie Bradley
     Its:  Authorized Signatory                   Its:  VP of Finance


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                                    EXHIBIT A


                 OUTLINE OF DATA CENTER PORTION OF THE PREMISES


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                                    EXHIBIT B


                        FORM OF LOAN AGREEMENT AMENDMENTS